UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 3, 2025

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in Body and Mind Inc.’s (the “Company”) Current Report on Form 8-K filed with the SEC on February 6, 2024, on January 31, 2024, the Company’s wholly-owned subsidiary, DEP Nevada, Inc. (“DEP”), and DEP’s wholly owned subsidiary, Nevada Medical Group, LLC, a Nevada limited liability company (“NMG”) entered into a membership interest purchase agreement (the “MIPA”) with Vegas Brazil LLC, a California limited liability company (“Vegas Brazil”), whereby DEP, which currently holds beneficially and of record, one hundred percent (100%) of the issued and outstanding membership interests (the “Interests”) in NMG, intended to sell the Interests to Vegas Brazil for a purchase price (the “Purchase Price”) consisting of: (i) a cash deposit of $250,000, which has already been paid by Vegas Brazil to DEP; (ii) $750,000 in cash to be paid within six months of receipt of regulatory approval by the Nevada Cannabis Compliance Board (the “Regulatory Approval”), which cash payment was to be covered by a personal guarantee of an affiliate of Vegas Brazil; and (iii) a secured promissory note in the amount of $1,000,000 (the “Note”) to be delivered by Vegas Brazil to DEP on the closing date, and which Note was to be personally guaranteed by an affiliate of Vegas Brazil. Concurrently with entering into the MIPA, Vegas Brazil and DEP entered into a side letter agreement (the “Side Agreement”) to set forth the terms of their mutual understanding relating to the mechanics for Vegas Brazil’s economic takeover of NMG while the Regulatory Approval for the transaction contemplated in the MIPA was pending, which the Side Agreement shall terminate on the earlier of (i) the termination of the MIPA, or (ii) the closing date of the MIPA, unless otherwise terminated in accordance with the Side Agreement.

On January 3, 2025, DEP and Vegas Brazil entered into an assignment and assumption agreement (the “Assignment and Assumption Agreement”) with Fox Farms LLC, a Nevada limited liability company (“Fox Farms”). Pursuant to the Assignment and Assumption Agreement, Vegas Brazil shall assign all of its rights, duties, obligations, privileges and rights in and to the MIPA to Fox Farms, and Fox Farms shall assume the same from Vegas Brazil except as may be amended and modified by DEP, NMG and Fox Farms. DEP and NMG consented to the terms of the Assignment and Assumption Agreement. Concurrently with the Assignment and Assumption Agreement, DEP, Vegas Brazil, JL Skylegacy, Inc., a California corporation, and Tommy Le, an affiliate of Vegas Brazil, entered into a termination agreement (the “Termination Agreement”) to terminate the Side Agreement, including Vegas Brazil’s obligations thereunder, along with a limited guaranty provided Tommy Le for any indemnification claims that may arise in the future relating to or connected to the period the Side Agreement was valid and in effect (the “Indemnification Guaranty”).

On January 3, 2025, Fox Farms, DEP and NMG entered into a first amendment to the MIPA (the “Amendment” and, together with the MIPA, the “Amended MIPA”), pursuant to which, among other things, the parties changed the Purchase Price to $400,000 (the “New Purchase Price”), with the first $200,000 payment due upon execution and the remainder to be paid on the closing date via a promissory note (the “New Note”), which will be personally guaranteed by an affiliate of Fox Farms (the “Guaranty”). The New Note shall bear interest at a rate per annum equal to the most recent applicable federal rate as of the closing date of the Amended MIPA, and Fox Farms is to repay the New Note in twelve (12) equal monthly payments starting on the first date of the calendar month immediately following the closing.

- 2 -

Closing of the Amended MIPA (the “Closing”) is subject to the satisfaction or waiver of certain conditions, including, but not limited to: (i) receipt of written evidence of Regulatory Approval approving the change in ownership of NMG and the commercial cannabis cultivation, distribution and manufacturing licenses held by NMG resulting from the sale of the Interests; (ii) receipt of signed consents from each landlord of the premises leased by NMG in Las Vegas; (iii) execution and delivery of the New Note and the Guaranty; (v) assignment of the Interests from DEP to Fox Farms; and (vi) resignation of the current manager and any officers of NMG. The Closing shall occur no later than fifteen (15) calendar days following receipt of the Regulatory Approval and after the last of the conditions to Closing have been satisfied or waived, or such other time as the parties may agree (the actual Closing date being the “Closing Date”).

Concurrently with the Assignment and Assumption Agreement and the Amendment, DEP and Fox Farms entered into a side letter agreement (the “New Side Agreement”) to set forth the terms of their mutual understanding relating to the mechanics for Fox Farms’ economic takeover of NMG while the Regulatory Approval for the transaction contemplated in the Amended MIPA is pending, which the New Side Agreement shall terminate on the earlier of (i) the termination of the Amended MIPA, or (ii) the Closing Date, unless otherwise terminated in accordance with the New Side Agreement. The New Side Agreement shall cover, among other things, the rights granted from August 1, 2024, which is the economic takeover date, improvements to the facilities, operations, indemnification of each of the parties, termination, set-off of any tax liabilities against the value of the New Note and a no-fault termination sell off right in favour of Fox Farms for up to $200,000.

Concurrently with the Assignment and Assumption Agreement, the Amendment and the New Side Agreement, DEP and Fox Farms entered into a trademark license and marketing agreement (the “Trademark License Agreement”), pursuant to which DEP granted to Fox Farms a royalty-free, limited exclusive, non-transferable and non-sublicensable (except as otherwise set forth in the Trademark License Agreement) license (the “License”) to utilize the Licensed Marks (as defined in the Trademark License Agreement) solely in the State of Nevada (the “Territory”) and solely to brand Fox Farms’ (i) cannabis which was cultivated at the NMG premise (the “Premise”), (ii) cannabis distribution activities originating from the Premise, (iii) cannabis production activities originating from the Premise, and (iv) any ancillary uses of the Licensed Marks for all commercial cannabis activity that Fox Farms is lawfully engaged to conduct in the Territory which originate from the Premise. The Trademark License Agreement shall continue for a period of ninety-nine (99) years unless terminated earlier in accordance with its terms. The License will be exclusive to Fox Farms in the Territory until the date that is one year from the date on which DEP delivers written notice to Fox Farms to terminate the limited exclusivity right.

The foregoing descriptions of the Assignment and Assumption Agreement, the Termination Agreement, the Amendment, the New Side Agreement and the Trademark License Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the Assignment and Assumption Agreement, the Termination Agreement, the Amendment, the New Side Agreement and the Trademark License Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, respectively, and are incorporated herein by reference.

- 3 -

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Assignment and Assumption Agreement by and among Vegas Brazil LLC, Fox Farms LLC and DEP Nevada, Inc., dated January 3, 2025

10.2	Termination of Letter Agreement by and among DEP Nevada, Inc., Vegas Brazil, LLC, JL Skylegacy, Inc. and Tommy Le(†)

10.3	First Amendment to Membership Interest Purchase Agreement by and among Fox Farms LLC, DEP Nevada, Inc., and Nevada Medical Group, LLC

10.4	Letter Agreement between DEP Nevada, Inc. Fox Farms LLC and Nevada Medical Group, LLC, dated January 3, 2025

10.5	Trademark License and Marketing Agreement by and between DEP Nevada, Inc. and Fox Farms LLC

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Notes:

(†) Portions of this exhibit have been omitted.

- 4 -

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.
DATE: January 10, 2025	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

- 5 -